Exhibit 10.30
SEVENTH AMENDMENT
TO THE
DYNEGY MIDWEST GENERATION, INC. RETIREMENT INCOME PLAN FOR
EMPLOYEES COVERED UNDER A COLLECTIVE BARGAINING AGREEMENT
This Seventh Amendment to the Dynegy Midwest Generation, Inc. Retirement Income Plan for Employees Covered Under a Collective Bargaining is made and entered into by Dynegy Inc., a Delaware corporation (the “Company”) this 4th day of December, 2007, effective as of December 31, 2007.
WITNESSETH:
WHEREAS, the Company has previously adopted the Dynegy Midwest Generation, Inc. Retirement Income Plan For Employees Covered Under a Collective Bargaining Agreement, restated as of December 1, 2001 and as subsequently amended (the “Plan”); and
WHEREAS, the Company and its delegates are authorized and empowered to amend the Plan pursuant to Section 14.1 of the Plan; and
WHEREAS, the Company desires to effect a merger of the Plan into the Dynegy Inc. Retirement Plan as of December 31, 2007, with the Dynegy Inc. Retirement Plan surviving and containing the operative provisions of the Plan and applying the administrative provisions of the Dynegy Inc. Retirement Plan; and
NOW, THEREFORE, the Plan is hereby amended as of December 31, 2007 as follows:

I.
Section 3.1 is amended by adding a new subsection, Section 3.1(g) as follows:
“(g) Notwithstanding any other provision of the Plan to the contrary, effective December 31, 2007, the Plan is merged into the Dynegy Inc. Retirement Plan (‘Dynegy Plan’) and the assets and liabilities attributable to the Plan shall be merged with the assets and liabilities of the Dynegy Plan. The benefit each Participant in this Plan would receive if the Plan were terminated immediately after the merger of the Plan and transfer of assets and liabilities will be at least as great as the benefit the Participant in this Plan would have been entitled to receive had the Plan been terminated immediately before such merger.”
II.
Except as amended herein, the provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Seventh Amendment has been executed by the duly designated officer and is effective as of the dates set forth hereinabove.

Dynegy Inc.

By: Title:	/s/ Julius Cox Chairman, Dynegy Benefit Plans Committee

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